Exhibit 107

Calculation of Filing Fee Tables

Form S-3
(Form Type)

Hawaiian Electric Industries, Inc.
(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered (1)	Proposed Maximum Offering Price Per Unit (2)	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee (3)
Newly Registered Securities
Equity	Common Stock, without par value	457(c)	3,250,000 shares	$37.22	$120,965,000.00	$110.20 per 1,000,000	$13,330.34
Carry Forward Securities
Equity	Common Stock, without par value	—	—	—	—	—	—
Total Offering Amounts							$13,330.34
Total Fee Offsets							$6,732.04
Net Fee Due							$6,598.31

Table 2: Fee Offset Claims and Sources

	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Fee Offset Claims	Hawaiian Electric Industries, Inc.	Form S-3	333-234591	11/8/2019		$6,732.04	Equity	Common Stock	1,161,583	$51,864,680.95
Fee Offset Sources	Hawaiian Electric Industries, Inc.	Form S-3	333-234591		11/8/2019						$5,884.25
Fee Offset Sources	Hawaiian Electric Industries, Inc.	Form S-3D	333-220842		10/5/2017						$847.79

(1)	Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement shall also cover any additional shares of the registrant's common stock that become issuable by reason of any stock dividend, stock split, recapitalization or any other similar transaction with respect to the shares being registered hereunder.

(2)	The registration fee is calculated in accordance with Rule 457(c) under the Securities Act, estimated based on the high and low prices of the registrant’s common stock as reported on the New York Stock Exchange on November 7, 2022.

(3)	The registrant previously paid a registration fee of $18,835.60 in connection with the registration of 3,250,000 shares of its common stock previously registered on a registration statement on Form S-3 (File No. 333-234591) filed with the SEC on November 8, 2019 and declared effective on November 19, 2019. As of the date hereof, 2,088,417 shares of common stock were sold under this prior registration statement which, pursuant to Rule 415(a)(6) of the Securities Act, will be deemed terminated as of the date of effectiveness of this registration statement, and 1,161,583 shares remain unsold thereunder. As such, pursuant to Rule 457(p) of the Securities Act, the registrant is offsetting $6,732.04 of the unused registration fee paid in connection with the prior registration statement against the $13,330.34 registration fee due for this registration statement.